Exhibit 99.1

Central European Distribution Corporation Announces First Quarter 2008 Results; Operating Income up

35%; Raises Full Year 2008 and Provides Full Year 2009 Guidance

Bala Cynwyd, Pennsylvania April 30, 2008: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the first quarter of 2008. Net sales for the three months ended March 31, 2008 increased by 37 % to $313.6 million from the $228.2 million reported for the same period in 2007. Operating income increased by 35% to $25.5 million from $18.9 million for the same period in 2007.

On a comparable basis, CEDC announced net income of $12.7 million, or $0.31 per fully diluted share, for the first quarter of 2008, as compared to $7.8 million, or $0.20 per fully diluted share, for the same period in 2007. Net income, on a U.S. GAAP basis (as hereinafter defined) for the quarter was $18.5 million or $0.45 per fully diluted share, as compared to a net loss of $5.2 million or $0.13 per fully diluted share, for the same period in 2007. The major difference between the U.S. GAAP net income and comparable non- GAAP net income reflects unrealized foreign exchange movements relating to our Senior Secured Notes. For a reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures”. The weighted average number of shares used for calculating diluted earnings per share for the first quarter of 2008 was 41.5 million.

Some of the Company’s key financial highlights for the first quarter of 2008 as compared to the first quarter of 2007 include the following:

•	Sales up 37%

•	Gross margin up 43%

•	Operating income up 35%

•	Comparable net income up 63%

•	Imports up 44%

•	Cash Flow from Operations of $49.3 million ($1.19 per share)

William Carey, President and CEO commented, “The Company has continued to see positive developments in our operating leverage as evidence by the strong top to bottom line performance in the first quarter. Cash flow of $49.3 million from operations for the first quarter was a record for our Company. The continued expansion of higher-margin branded sales coupled with strong economic growth in our markets has led to positive sales mix within our core business model.”

Mr. Carey continued, “Two areas of our business that have been positively impacted by the appreciating Polish Zloty have been declining raw spirit costs in the first quarter and growing margins in our import portfolio. The Company feels it is well-positioned with Poland’s leading premium portfolio to take advantage of the growing premiumization trends in the spirit market.”

Mr. Carey concluded, “The Company is extremely excited about the continuing development of the Parliament business which was acquired in March 2008, where we have seen the brand continue to outperform the market in the first three months of this year. We also will continue to work with the Whitehall group to finalize our investment there, that we anticipate will close before the end of the second quarter of 2008. The Russian market continues to be an attractive marketplace for investment and we are well-positioned to be one of the leaders of the ongoing consolidation of the Russian spirit market.”

The Company is raising its full year 2008 net sales guidance from $1.42-$1.52 billion to $1.47-$1.57 billion and its full year comparable fully diluted earnings per share guidance from $2.25-$2.40 to $2.30-$2.45. The Company also is providing 2009 net sales guidance of $1.70 billion to $1.80 billion and comparable fully diluted earnings per share guidance of $3.00 to $3.20. The above guidance does not include the impact of the potential Whitehall acquisition or any other potential acquisitions.

CEDC has reported net income and fully diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest vodka producer in Poland and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to many markets around the world, including the United States, England, France and Japan. CEDC also produces and distributes Royal Vodka, the top selling vodka in Hungary, and produces Parliament Vodka, the leading premium vodka in Russia.

CEDC also is the leading national distributor of alcoholic beverages in Poland by value, and a leading importer of alcoholic beverages in Poland and Hungary. In Poland, CEDC operates 17 distribution centers and 87 satellite branches and imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Brandy, Remy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teachers Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements relating to our Parliament acquisition and our proposed strategic investment in the Whitehall Group. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2007, and in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

Jim Archbold,

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(Amount in columns expressed in thousands)

	March 31, 2008	December 31, 2007
ASSETS
Current Assets
Cash and cash equivalents	$260,826	$87,867
Accounts receivable, net of allowance for doubtful accounts of $31,419 and $29,277 respectively	273,878	316,277
Inventories	150,163	141,272
Prepaid expenses and other current assets	17,779	16,536
Deferred income taxes	8,812	5,141

Total Current Assets	711,458	567,093

Intangible assets, net	757,526	545,697
Goodwill, net	745,931	577,282
Property, plant and equipment, net	115,348	79,979
Deferred income taxes	10,051	11,407
Other assets	629	710

Total Assets	$2,340,943	$1,782,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$154,940	$172,340
Bank loans and overdraft facilities	48,689	42,785
Income taxes payable	6,933	5,408
Taxes other than income taxes	97,846	101,929
Other accrued liabilities	69,150	71,959
Current portions of obligations under capital leases	1,384	1,759

Total Current Liabilities	378,942	396,180

Long-term debt, less current maturities	134,530	122,952
Long-term obligations under capital leases	3,027	2,708
Long-term obligations under Senior Notes	669,627	344,298
Other long-term accrued liabilities	15,000	—
Deferred income taxes	145,783	100,113

Total Long Term Liabilities	967,967	570,071

Minority interests	7,040	481

Stockholders’ Equity
Common Stock ($0.01 par value, 80,000,000 shares authorized, 42,566,664 and 40,566,096 shares issued at March 31, 2008 and December 31, 2007, respectively)	426	406
Additional paid-in-capital	507,360	429,554
Retained earnings	223,718	205,186
Accumulated other comprehensive income	255,640	180,440
Less Treasury Stock at cost (246,037 shares at March 31, 2008 and December 31, 2007)
	(150)	(150)

Total Stockholders’ Equity	986,994	815,436

Total Liabilities and Stockholders’ Equity	$2,340,943	$1,782,168

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

(Amount in columns expressed in thousands, except share and per share information)

	Three months ended
	March 31, 2008	March 31, 2007
Sales	$408,080	$288,996
Excise taxes	(94,460)	(60,782)
Net Sales	313,620	228,214
Cost of goods sold	247,404	181,897

Gross Profit	66,216	46,317

Operating expenses	40,748	27,402

Operating Income	25,468	18,915

Non operating income / (expense), net
Interest (expense), net	(11,528)	(8,649)
Other financial income / (expense), net	9,103	(15,400)
Other non operating income / (expense), net	140	(343)

Income before taxes	23,183	(5,477)

Income tax expense	4,398	(1,030)
Minority interests	253	729

Net income	$18,532	$(5,176)

Net income per share of common stock, basic	$0.46	$(0.13)

Net income per share of common stock, diluted	$0.45	$(0.13)

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

(Amount in columns expressed in thousands)

	Three months ended March 31,
	2008	2007
Operating Activities
Net income	$18,532	$(5,176)
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	3,198	2,434
Deferred income taxes	(1,131)	(7,148)
Bad debt provision	(174)	188
Minority interests	253	729
Unrealized foreign exchange (gains) / losses	(8,915)	3,364
Cost of debt extinguishment	1,156	11,869
Stock options expense	766	463
Other non cash items	(1,344)	—
Changes in operating assets and liabilities:
Accounts receivable	71,550	44,461
Inventories	3,886	11,431
Prepayments and other current assets	6,344	6,807
Trade accounts payable	(33,920)	(46,825)
Other accrued liabilities and payables	(10,823)	(20,192)

Net Cash provided by Operating Activities	49,378	2,405

Investing Activities
Investment in fixed assets	(9,284)	(5,410)
Proceeds from the disposal of fixed assets	1,337	2,647
Refundable purchase price related to Botapol acquisition	—	5,000
Acquisitions of subsidiaries, net of cash acquired	(170,959)	(90,917)

Net Cash used in Investing Activities	(178,906)	(88,680)

Financing Activities
Borrowings on bank loans and overdraft facility	16,763	94,311
Payment of bank loans and overdraft facility	(14,869)	(5,733)
Payment of Senior Secured Notes	(14,445)	(95,440)
Movements in capital leases payable	(466)	(160)
Issuance of shares in public placement	—	42,354
Net Borrowings on Convertible Senior Notes	304,403	—
Options exercised	192	311

Net Cash provided by Financing Activities	291,578	35,643

Currency effect on brought forward cash balances	10,909	(56)
Net Increase / (Decrease) in Cash	172,959	(50,688)
Cash and cash equivalents at beginning of period	87,867	159,362

Cash and cash equivalents at end of period	$260,826	$108,674

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	76,848	$—

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

	Three Months Ended March 31,
	2008	2007
GAAP net income/(loss)	$18,532	$(5,176)

Foreign exchange impact related to outstanding Senior Notes	(7,221)	2,725	(A)

Other acquisition related costs	269	283	(B)
Cost associated with early retirement of debt	548	9,614	(C)

Impact of expensing stock options	620	375	(D)

Comparable non-GAAP net income	$12,748	$7,821

Comparable net income per share of common stock, basic	$0.31	$0.20
Comparable net income per share of common stock, diluted	$0.31	$0.20

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

A.	Represents the net after tax impact of the foreign currency revaluation related to our Senior Secured Notes and Senior Convertible Notes as these borrowings have been pushed down to entities that have the Polish Zloty as the functional currency . The impact of foreign exchange revaluation will change, which may have a material effect on our financial results.

B.	Represents other miscellaneous costs, directly related to the tender for additional shares of Polmos Bialystok and other acquisitions in 2007 and pre-acquisition financing costs related to the Parliament acquisition in 2008.

C.	Represents the net after tax impact associated with the early retirement of 20% of CEDC’s outstanding Senior Secured Notes, including an 8% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs in 2007 and costs associated with retirement of $14 million of the Senior Secured Notes in 2008.

D.	On January 1, 2006 CEDC adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.

Full Year Guidance, 12 Months Ending December 31,	2008	2009
Range for GAAP Fully Diluted Earnings per Share	$2.38	$2.93
	$2.53	$3.13

Foreign exchange impact related to outstanding Senior Secured Notes	(0.17)	—	(A)

Other acquisition related costs	0.01	—	(B)

Cost associated with early retirement of debt	0.01	—	(C)

Impact of expensing stock options	0.07	0.07	(D)

Range for Comparable non-GAAP Fully Diluted Earnings per Share	$2.30	$3.00
	$2.45	$3.20

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

A.	Represents the net after tax impact of the foreign currency revaluation related to our Senior Secured Notes and Senior Convertible Notes. The impact of foreign exchange revaluation will change, which may have a material effect on our financial results.

B.	Represents other miscellaneous pre-acquisition financing costs related to the Parliament acquisition in 2008.

C.	Represents the net after tax impact of costs associated with retirement of $14 million of the Senior Secured Notes in 2008.

D.	On January 1, 2006 CEDC adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options